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                                                                  EXHIBIT 11.01
                                  ALUMAX INC.

                    CALCULATION OF EARNINGS PER COMMON SHARE
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                   YEAR ENDED          YEAR ENDED          YEAR ENDED
                                                DECEMBER 31, 1997   DECEMBER 31, 1996   DECEMBER 31, 1995
                                                -----------------   -----------------   -----------------
Basic Earnings per common share:
   1. Net earnings............................       $  33.7             $ 250.0             $ 237.4
   2. Deduct -- Series A Convertible Preferred
      Dividends...............................                              (9.3)               (9.3)
                                                     -------             -------             -------
   3. Earnings applicable to common shares....       $  33.7             $ 240.7             $ 228.1
                                                     =======             =======             =======
   4. Average common shares outstanding
      (in thousands)..........................        54,735              45,731              44,637
                                                     =======             =======             =======
   5. Basic earnings per common share
      (line 3 divided by line 4)..............       $  0.62             $  5.26             $  5.11
                                                     =======             =======             =======
Diluted earnings per common share:
   6. Earnings applicable to common shares....       $  33.7             $ 240.7             $ 228.1
   7. Add -- Series A Convertible Preferred
      Dividends...............................                               9.3                 9.3
                                                     -------             -------             -------
   8. Net earnings............................       $  33.7             $ 250.0             $ 237.4
                                                     =======             =======             =======
   9. Average diluted shares outstanding (in
      thousands)..............................        55,721              55,211              54,761
                                                     =======             =======             =======
  10. Diluted earnings per common share
      (line 8 divided by line 9)..............       $  0.60             $  4.53             $  4.34
                                                     =======             =======             =======